Exhibit 23.3

Consent of Osburn, Henning and Company

     We consent to the use in this Registration Statement of Seacoast Banking Corporation of Florida on Form S-4 of our report dated March 10, 2005 relating to the financial statements of Century National Bank as of December 31, 2004 and 2003, and for each of the two years then ended, appearing in the Proxy Statement-Prospectus, which is a part of this Registration Statement.

     We also consent to the reference to us under the heading “Experts” in such Proxy Statement-Prospectus.

/s/ Osburn, Henning and Company

Osburn, Henning and Company
Orlando, Florida
March 17, 2005